================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                H.D. VEST, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                H.D. VEST, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       [LOGO OF H.D. VEST APPEARS HERE]


                                                                     May 5, 1998



Dear Fellow Shareholder:

Your officers and directors join me in inviting you to attend the 1998 Annual Meeting of Shareholders of H.D. Vest, Inc. The formal notice of this meeting and the Proxy Statement accompany this letter.

The meeting will be held at the Albuquerque Convention Center, 401 2nd Street, N.W., Albuquerque, NM on Friday, June 5, 1998 at 2:00 p.m. By attending the meeting, you will have an opportunity to meet your officers and directors and participate in the business of the meeting.

If it is not possible for you to attend, please return the enclosed proxy immediately to ensure that your shares will be voted. Since mail delays do occur, it is important that the proxy be returned as promptly as possible.

Thank you for the confidence you have placed in H.D. Vest, Inc. If you have any questions or need further assistance, please do not hesitate to call.



Sincerely,


---------------------------------------------
Shannon A. Soefje
Senior Vice President and Corporate Secretary

                       [LOGO OF H.D. VEST APPEARS HERE]


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 5,1998

To the Holders of the Common Stock of H.D. Vest, Inc.:

The Annual Meeting of Shareholders of H.D. Vest, Inc. ("the Company") will be held at the Albuquerque Convention Center, 401 2nd Street, N.W., Albuquerque, NM on Friday, June 5, 1998 at 2:00 p.m. to consider and act upon the following matters:

       1. To elect seven (7) Directors to serve until the next Annual Meeting of Shareholders, and until their successors are elected and qualified;

       2. To vote on the approval of Arthur Andersen LLP as independent auditors for the fiscal year ending September 30, 1998; and

       3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Information regarding the matters to be acted upon at the Annual Meeting of Shareholders is contained in the Proxy Statement attached to this Notice. The Board of Directors has fixed the close of business on April 22, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. A list of shareholders will be made available at the Company's offices located at 6333 North State Highway 161, Fourth Floor, Irving, TX 75038 at least ten (10) days prior to the meeting for examination by any shareholder for any purpose germane to the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.


       By Order of the Board of Directors


        --------------------------------------------
       Shannon A. Soefje
       Senior Vice President and Corporate Secretary


Irving, Texas
May 5, 1998

                                H.D. VEST, INC.
                          6333 NORTH STATE HIGHWAY 161
                                  FOURTH FLOOR
                              IRVING, TEXAS 75038

                                  MAY 5, 1998

                                PROXY STATEMENT
                                      FOR
              ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 5, 1998


     To Our Shareholders:

     Your Board of Directors furnishes this Proxy Statement in connection with its solicitation of your proxy in the form enclosed to be used at the Company's Annual Meeting of Shareholders to be held on Friday, June 5, 1998 at 2:00 p.m. and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Only shareholders of record at the close of business on April 22, 1998 will be entitled to vote at the meeting. There were 5,423,341 shares of Common Stock outstanding at that date.

     The Company is mailing this Proxy Statement and the enclosed Proxy commencing on May 5, 1998 to shareholders entitled to vote at the meeting. Shareholders of record with shares in their name have been previously mailed an Annual Report. All other shareholders entitled to vote are receiving an Annual Report with this Proxy Statement.

     We cordially invite you to attend the meeting. Whether or not you plan to attend, we urge you to date, sign and return your proxy promptly in the envelope enclosed. Your proxy will be voted as specified at the Annual Meeting. You may revoke your proxy at any time prior to its exercise at the Annual Meeting by notice to the Company's Corporate Secretary, and if you attend the meeting, you may vote your shares in person.

     At the Annual Meeting, all shareholders will have the opportunity to elect seven (7) Directors for the ensuing year. In addition, you will be asked to vote on the selection of the Company's auditors. Each shareholder of Common Stock is entitled to one vote for each share held.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting, and the inspector will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     The persons named as proxies in the enclosed forms are Herb D. Vest, Chairman of the Board of Directors, Chief Executive Officer, President and primary shareholder, and Shannon A. Soefje, Corporate Secretary.

     ITEM I:     ELECTION OF DIRECTORS

     At the meeting, management will recommend to the shareholders that each of the seven (7) nominees listed below be elected to serve for a term of one
     (1) year, and until their successors are duly elected and qualified. The affirmative vote of a majority of the shareholders represented at the meeting and entitled to vote is required for the election of each Director. Cumulative voting is not permitted.

               Herb D. Vest         Jerry M. Prater
               Barbara Vest         Phillip W. Mayer
               Jack B. Strong       Lynn R. Niedermeier
               Kenneth E. Reynolds


     Each nominee has agreed to serve, if elected. Should any nominee become unable to serve as a Director, the persons named in the enclosed form of proxy will, unless otherwise directed, vote for the election of such other person for such office as the present Board of Directors may recommend in place of such nominee. The following information is furnished with respect to the nominees for election to the Board of Directors.


                             NOMINEES FOR DIRECTOR
                             ---------------------

     HERB D. VEST, age 53, is the Company's Chairman of the Board of Directors, Chief Executive Officer, President and primary shareholder. In addition to his Juris Doctorate and Doctorate in International Business Administration, Mr. Vest holds three master's degrees and 13 professional designations.
     Mr. Vest currently serves on the Board of Directors of the United States/Mexico Chamber of Commerce and was previously a member of the U.S. Trade Representatives' Investment Policy Advisory Board. Mr. Vest has been a Director of the Company since its inception in 1983. Additionally, he is a member of the Investment Policy Advisory Board for H.D. Vest's Advisory Services division.

     BARBARA VEST, age 51, is co-founder of the Company and presently serves as Director of Representative Relations. Previously, Ms. Vest held the position of Executive Vice President with the Company and was a member of the Board of Directors until her resignation in 1991. She again became a member of the Board of Directors in 1992.

     JACK B. STRONG, age 68, was elected to the Texas State Senate in 1962, where he served until his retirement in 1971. After leaving the Senate, he served on various state committees, boards and commissions, including chairing Lt. Governor Hobby's Blue Ribbon Committee on Ethics Reform, the Regional Medical Program of Texas, and the Texas State Board of Education. He currently serves on the Board of Directors of the Texas Center for Education Research and as president of Texas-based General Equities, Inc. and Strongworth, Inc. Mr. Strong served as an advisor to the Company's Board from January 1992 through January 1993. He was elected as a Director of the Company in 1993. Mr. Strong is currently a member of the Audit Committee.

     KENNETH E. REYNOLDS, age 69, started his Norman, Oklahoma-based Certified Public Accounting practice in 1965. He served as chairman of the Personal Financial Planning Committee of the Oklahoma Society of CPAs from 1988-1991 and as president of the Norman Chapter of the Oklahoma Society of CPAs in 1989. Additionally, Mr. Reynolds served on the Arthur Andersen A-plus Tax User Advisory Committee from 1991-1993. He became a Registered Representative of H.D. Vest Investment Securities, Inc. in 1987, and a Director of the Company in 1993. He is also an independent Registered Investment Advisor.

     JERRY M. PRATER, age 55, has been a practicing Certified Public Accountant since 1983, when he founded his own company in Dallas, Texas. He also has held positions with agencies of the U.S. Department of Defense, Continental Electronics Manufacturing Co., Hill & Wilkinson and Quazon Corporation.
     Mr. Prater also currently serves as a trustee of the Dallas County Community College District and serves as Chairman of its Audit Committee. Mr. Prater was elected as a public Director of the Company's Board in 1994. He is the current chairman of the Audit Committee.

     PHILLIP W. MAYER, age 55, held a variety of command and staff positions as an Infantry Officer in the United States Army prior to his retirement in 1982. Mr. Mayer holds two master's degrees and was designated a Certified Public Manager by Arizona State University's Advanced Public Executive Program in 1990. Since 1985, he has worked in the corrections profession as a program manager and director of staff training. He currently serves as a staff training manager for the Santa Clara County Department of Correction in San Jose, California. Mr. Mayer was elected as a public Director of the Company's Board in 1994. He is currently a member of the Audit Committee.

     LYNN R. NIEDERMEIER, age 44, is a Certified Public Accountant and owner and operator of Cyberstreet Cafe, Inc., in Green Bay, Wisconsin. She served as President of the Company until December 1995. Prior to holding that office, she was an Executive Vice President and Vice President. Prior to joining H.D. Vest, she was a manager for Arthur Andersen LLP. Ms. Niedermeier is a former City Councilwoman for Grapevine, Texas. She was elected to the Company's Board of Directors in June 1994.


             FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
             -----------------------------------------------------

     The Company's Board of Directors held two formal meetings during the fiscal year ended September 30, 1997. In addition, management confers frequently with its Directors on an informal basis to discuss Company affairs. During fiscal year ended September 30, 1997, no Director attended fewer than 75 percent of the meetings of the Board of Directors. Directors are reimbursed for travel and other expenses related to attendance at Board and committee meetings. Total compensation to the Directors for the year ended September 30, 1997 is as follows:

---------------------------------------------------------------------------------------------------------------------------
        NAME                                           TITLE                                             Compensation
---------------------------------------------------------------------------------------------------------------------------
Herb D. Vest                              Chairman of the Board of Directors                               $45,774
Barbara Vest                              Director                                                          27,126
Jack B. Strong                            Director and Member-Audit Committee                               30,126
Kenneth E. Reynolds                       Director                                                          27,126
Jerry M. Prater                           Director and Chairman of the Audit Committee                      31,626
Phillip W. Mayer                          Director and Member-Audit Committee                               30,126
Lynn R. Niedermeier                       Director                                                          27,126
---------------------------------------------------------------------------------------------------------------------------

      Current monthly compensation being paid to the Directors is as follows:

---------------------------------------------------------------------------------------------------------------------------
        NAME                                           TITLE                                       Monthly Compensation
---------------------------------------------------------------------------------------------------------------------------
Herb D. Vest                              Chairman of the Board of Directors                              $4,475
Barbara Vest                              Director                                                         2,458
Jack B. Strong                            Director and Member-Audit Committee                              2,792
Kenneth E. Reynolds                       Director                                                         2,458
Jerry M. Prater                           Director and Chairman of the Audit Committee                     2,958
Phillip W. Mayer                          Director and Member-Audit Committee                              2,792
Lynn R. Niedermeier                       Director                                                         2,458
--------------------------------------------------------------------------------------------------------------------------



     Also, independent Board members are entitled to receive quarterly stock options for 2,000 shares of Common Stock, exercisable at the price of the Common Stock on the date of issuance. Mr. Strong and Strongworth, Inc., an entity with which Mr. Strong is affiliated, received approximately $30,000 in professional fees for services performed for the Company.

     The Company's Board of Directors has an Audit Committee which met twice during the fiscal year ended September 30, 1997. The function of the Audit Committee is 1) to oversee the Company's system of internal accounting control and the financial reporting process; 2) to review the internal audit function; 3) to approve the selection of the Company's independent accountants; and 4) to review audit reports. The members of the Audit Committee during fiscal 1997 were Jerry Prater, Jack Strong and Phillip Mayer.

     The Company's Board of Directors has a Compensation Committee which met once during the fiscal year ended September 30, 1997. The function of the Compensation Committee is to review, discuss and advise management and officers of the Company regarding compensation and other employment
     benefits afforded officers and employees of the Company.    The current
     members of the Compensation Committee are the members of the Board of
     Directors: Herb D. Vest, Barbara Vest, Lynn R. Niedermeier, Jack B. Strong, Kenneth E. Reynolds, Jerry M. Prater and Phillip W. Mayer.


     ITEM II: PROPOSAL TO APPROVE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE COMPANY

     The firm of Arthur Andersen LLP has been selected as the Company's independent auditors for the fiscal year ended September 30, 1998. Management recommends the ratification of such selection. It is expected that representatives of Arthur Andersen LLP will be present at the annual meeting, with the opportunity to make a statement, should they desire to do so, and will be available to respond to appropriate questions from shareholders.

                         BENEFICIAL OWNERSHIP OF SHARES
                         ------------------------------

     The following information is furnished as of September 30, 1997, to indicate beneficial ownership by each Director, nominee and certain executive officers, individually, and all officers and Directors of the Company, as a group, of shares of the Company's Common Stock.

            NAME OF BENEFICIAL                 AMOUNT BENEFICIALLY         PERCENT OF VOTE
                 OWNER                                OWNED
--------------------------------------------------------------------------------------------------------
Herb D. Vest (1) (2) (3)                                 3,028,440              52%
Barbara Vest (1)                                         1,499,301              28%
Jerry M. Prater (4)                                         30,000               *
Phillip Mayer (4)                                           28,000               *
Lynn R. Niedermeier                                         21,337               *
Shannon A. Soefje                                            1,339               *
Kenneth E. Reynolds                                            550               *
Jack B. Strong                                                 100               *
W. Ted Sinclair                                                 25               *
Roger C. Ochs                                                1,909               *
--------------------------------------------------------------------------------------------------------
Officers and Directors as a Group                        4,609,092              78%
--------------------------------------------------------------------------------------------------------

     *    Less than 1%

     (1) Herb D. Vest and Barbara Vest escrowed substantially all of their stock, including shares pledged on outstanding lines of credit, with an independent escrow agent in order to meet certain conditions required by the State of Texas under a previous Form S-18 registration statement. Under these requirements, the escrowed shares would have been eligible for release provided certain specified conditions regarding net income requirements were met. If no stock had been released pursuant to the net income requirements, then commencing in 1994, 20% of the escrowed shares would, and have been, released each subsequent year.
     (2) Includes 250,000 exercisable Common Stock Options with an exercise price of $5.00.
     (3) Includes 166,667 exercisable Convertible Series A Preferred Stock with an exercise price of $6.00.
     (4) Includes 28,000 exercisable Common Stock Options with an exercise price ranging from $2.38 to $5.06.

                             EXECUTIVE COMPENSATION
                             ----------------------

     The following Summary Compensation Table sets forth all remuneration earned in salary and bonus during the fiscal years ended September 30, 1997, 1996 and 1995, to the Chief Executive Officer and the highest paid directors, officers and senior managers, each receiving in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------
                                              ANNUAL COMPENSATION      LONG-TERM COMPENSATION
NAME AND PRINCIPAL POSITION       FISCAL                            RESTRICTED
                                   YEAR         SALARY     BONUS       STOCK     STOCK OPTIONS     ALL OTHER
                                                                      AWARDS          (1)         COMPENSATION
-----------------------------------------------------------------------------------------------------------------

Herb D. Vest, Chairman of the      1997       $862,500  $1,869,497      -              -            $ 45,774
Board of Directors, Chief          1996        687,500   1,500,000      -              -              21,996
Executive Officer and              1995        500,000       -          -              -              20,766
President


Barbara Vest, Director and         1997       $284,167       -          -              -            $ 43,793
Director of Representative         1996          -           -          -              -             220,008
Relations                          1995          -           -          -              -             218,937


Lynn R. Niedermeier                1997          -           -          -              -            $ 27,126
Director (2)                       1996          -           -          -              -              20,004
                                   1995       $245,834       -       $100,000          -              86,004
Roger C. Ochs                      1997       $150,000  $  155,791      -              -               -
Director of Marketing              1996        136,045     125,000      -              -               -
                                   1995        107,000       -          -              -               -
Shannon A. Soefje   Senior         1997       $135,000  $   65,851      -              -               -
Vice President and Corporate       1996        125,500      62,500      -              -               -
Secretary (3)                      1995          -           -          -              -               -


W. Ted Sinclair                    1997       $140,000  $   73,753      -              -               -
Vice President and Chief           1996        130,625      62,500      -              -               -
Financial Officer (3)              1995          -           -          -              -               -

-----------------------------------------------------------------------------------------------------------------

       (1) All officers and key employees are covered under a stock option plan.
       (2)     Ms. Niedermeier resigned as President in December 1995.
       (3)     Compensation below disclosure requirement in prior years.







     OPTION GRANTS IN LAST FISCAL YEAR

     No options were granted to officers during fiscal 1997.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
     --------------------------------------------------------------------------
     VALUES
     ------

     The following table provides information with respect to the named officers and Directors concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year 1997:


----------------------------------------------------------------------------------------------------------------------------------
       NAME           SHARES ACQUIRED    VALUE REALIZED    NUMBER OF UNEXERCISED OPTIONS      VALUE OF UNEXERCISED, IN-THE-MONEY
                      THROUGH OPTIONS                       HELD AT FISCAL YEAR END (#)         OPTIONS FISCAL YEAR END (1)(2)
                         EXERCISED
                                                           EXERCISABLE     UNEXERCISABLE      EXERCISABLE        UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------------------
Herb D. Vest                 -                 -             250,000           45,148           $15,000                 -
Barbara Vest                 -                 -               -               45,148              -                    -
W. Ted Sinclair              -                 -               -                1,456              -                    -
Jerry M . Prater             -                 -              28,000            -                39,600                 -
Phillip W. Mayer             -                 -              28,000            -                39,600                 -
----------------------------------------------------------------------------------------------------------------------------------


       (1) Represents the difference between the closing price of the Company's Common Stock on September 30, 1997 and the exercise price of the options.

       (2) The closing price of the stock at September 30, 1997 was below the option exercise price.




                         COMPENSATION COMMITTEE REPORT
                         -----------------------------

     The Company's executive compensation program is administered by the Compensation Committee of the Board (the "Committee"). All members of the Board are members of the Committee. The Committee determines the compensation of all executive officers of the Company. In reviewing the compensation of individual executive officers (other than Mr. Vest), the Committee takes under consideration the recommendations of management and the input of compensation consultants. The Committee's determinations on the compensation of the Chief Executive Officer and other executive officers are reviewed with all nonemployee directors who constitute a majority of the full Board.

     OVERALL POLICY

     The Company's compensation programs are aimed at enabling it to attract and retain the best possible executive talent, and rewarding those executives commensurately with their ability to drive increases in shareholder value.

     At least once each year, the Committee conducts a comprehensive review of the Company's executive compensation programs. the purpose of the review is to ensure that the Company's executive compensation programs remain consistent with competitive practice, and that the programs are meeting their objective of creation of shareholder value. in its review, the Committee considers data provided by management and compensation consultants.

     The Compensation Committee's goal is to develop an overall level of executive officer compensation that is competitive with the financial services industry and with a broader group of companies of comparable size and complexity. Actual executive officer compensation levels may be greater or less than average competitive levels in surveyed companies based upon actual and long-term Company performance, as well as individual performance. The Compensation Committee will use its discretion to set executive compensation where, in its judgment, external, internal or an individual's circumstances warrant it.

     COMPENSATION PROGRAM

     The Shareholders voted to approve an Executive Officers Compensation Plan ("Plan") as of May 31, 1996. The purpose of the Plan is to provide additional compensation to a select group of management employees of the Company in order to motivate and retain them, as well as to provide them an incentive to guide the Company in attaining higher revenue goals. The Company will provide this additional compensation under the Plan in the form of salary, restricted stock, incentive cash and restricted stock bonuses, as well as severance and change-in-control benefits.

     As an unfunded plan of deferred compensation, it is administered by the Chief Executive Officer of the Company, who is presently Herb D. Vest. Eligibility to participate in the Plan is determined at the sole and absolute discretion of the Company, which establishes eligibility provisions of the Plan and which it may change at any time at its sole and absolute discretion.

     Currently, to be eligible to participate in the Plan, the individual must be an executive employee of the Company, have completed at least two (2) full years of service with the Company, and be part of the select group of management employees as designated by the Board of Directors of the Company. The individual employee must also sign an Officers Deferred Compensation Agreement and an Officer Agreement as a condition precedent to becoming a participant in the Plan.

     Under the Restricted Stock portion of the Plan, a number of shares of restricted stock is determined by the Chief Executive Officer of the Company as allocable to a particular participant. This restricted stock is credited to each participant's account and will be vested and distributable upon the first to occur of the following events: (1) Long-term disability or death of the participant, or attaining the preselected Deferral Date; or
     (2) The date of a "change-in-control" of the Company (as that term is defined in the Plan). No stock was earned under the Plan for the fiscal year ended September 30, 1997.

     Under the Plan, the Board of Directors may set revenue goals annually. If attained, the revenue goals will generate a set cash bonus for the participant, payable unless certain losses are also incurred.

     In addition, bonus stock may be credited to participants' accounts in the form of restricted stock on the basis of the Company's attaining three-year cumulative revenue goals. Each year these goals may be set by the Board of Directors for the next three years and are based in part on the previous year's goals that consist of a threshold, a target and a maximum cumulative revenue goal. Upon attaining one of these goals, bonus stock credited in the form of restricted stock to the participant's plan vests and will become distributable only upon the retirement, long-term disability or death of the participant, or the date of a "change-in-control" of the Company (as that term is defined in the Plan). No bonus stock was credited to participants' accounts in fiscal 1995, 1996 or 1997.

     The Company has an agreement with Herb D. Vest, Chairman of the Board of Directors, Chief Executive Officer, President and primary shareholder, for management services to the Company. The agreement with Herb D. Vest provides for a management fee per year including an annual bonus based on the Company's performance related to revenue and net income goals established by the Board of Directors. Effective January 1, 1997, the Company increased the annual management fee due to Mr. Vest to $900,000 from $750,000. The 30% increase in the Company's revenues, combined with positive earnings after consideration of the bonus, resulted in the payment of a $1,869,497 bonus under the plan. The Company paid a bonus of $1,500,000 in fiscal 1996. No bonus was accrued or paid under the plan for the fiscal year ended September 30, 1995. Management fees, including bonuses, under these agreements were $500,000, $2,187,500 and $2,731,997 for the years ended September 30, 1995, 1996 and 1997, respectively.

     The Company provides to the executive officers medical benefits that are generally available to Company employees. The amount of perquisites to executive officers did not exceed $50,000 or 10 percent of salary for fiscal 1997.

     COMPENSATION COMMITTEE MEMBERS

     Herb D. Vest                       Kenneth E. Reynolds
     Barbara Vest                       Jerry M. Prater
     Jack B. Strong                     Phillip W. Mayer
     Lynn R. Niedermeier

                    FIVE-YEAR SHAREHOLDER RETURN COMPARISON
                    ---------------------------------------

     The graph below compares cumulative total shareholder return on the Common Stock of the Company for the last five (5) fiscal years with the cumulative total return on the NASDAQ Market Value Index, and an index of peer companies with the same SIC code 6211 -- Security Brokers, Dealers, and Flotation Companies. The peer group, consisting of 53 financial services firms, has been used for the purpose of this performance comparison, which appears below. These companies were selected by the Company based on the fact that they offer investment and other financial services similar to those offered by the Company. A list of the companies follows the graph.

                    H.D. VEST, INC. STOCK PRICE PERFORMANCE

         COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG H.D. VEST, INC.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                             [GRAPH APPEARS HERE]

                    ASSUMES $100 INVESTED ON OCTOBER 1, 1992
                          ASSUMES DIVIDEND REINVESTED
                     FISCAL YEAR ENDING SEPTEMBER 30, 1997

     The peer group is made up of the following:

Advest Group, Inc.              Interstate-Johnson Lane        Oxford Tax Exempt Fund II
American Express Company        Investment Technology Gp       Paine Webber Group, Inc.
Ameritrade Holding Cp Cl A      JB Oxford Holdings, Inc.       Paulson Capital Corp.
Bear Stearns Companies          Jefferies Group, Inc.          Piper Jaffray Companies
Dain Rauscher Corporation       John Nuveen Co. Cl A           Quick & Reilly Group, Inc.
Donaldson Lufkin/Jenrett        JW Charles Financial Svc       Raymond James Financial
E*Trade Group, Inc.             Kent Financial Services        Rodman & Renshaw Cap Gr
Edwards, A.G., Inc.             Kinnard Investments            Ryan Beck & Co., Inc.
Everen Capital Corporation      Kirlin Holdings Corporation    Salomon, Inc.
Fahnestock Viner Holding        Legg Mason, Inc.               Schwab Charles Corporation
First Albany Companies          Lehman Bros Hldg, Inc.         Scott & Stringfellow Financial
Fronteer Financial Hldgs        M.H. Meyerson & Co.            SEI Investments Company
GKN Holding Corporation         Mackenzie Financial Corp.      Siebert Financial Corp
H.D. Vest, Inc.                 McDonald & Co. Investment      Siebert Financial Corporation
Hambrecht & Quist Group         Merrill Lynch & Co.            Southwest Securities Group
Helmstar Group, Inc.            Morgan Keegan, Inc.            Stifel Financial Corp.
Hoenig Group, Inc.              National Discount BR & Grp     United Asset Mgmt Corp.
Internat Asset Holding Corp.    Olympic Cascade Fncl Corp      Ziegler Companies, Inc.

                          TRANSACTIONS WITH MANAGEMENT
                          ----------------------------

     The Company has an agreement with Herb D. Vest, Chairman of the Board of Directors, Chief Executive Officer, President and primary shareholder, for management services to the Company. Effective January 1, 1997, the Company increased the annual management fee due to Mr. Vest to $900,000 from $750,000.

     The Company also had a consulting agreement with Ms. Barbara Vest through October 1996. In November 1996, Ms. Vest was employed by the Company as its Representative Relations Director, thereby terminating her consulting contract. Amounts paid to Ms. Vest during the years ended September 30, 1995, 1996, and 1997 under these arrangements were $200,000, $200,000, and $300,384, respectively.

     The Company entered into a Facilities and Services Agreement, effective January 1, 1987, with H.D. Vest Insurance Services ("HDVIns"), a sole proprietorship operated by Mr. Vest. Under the terms of this agreement, the Company provides HDVIns certain management and other services. The Company has charged HDVIns $551,379, $416,298 and $538,700, for the years ended September 30, 1995, 1996, and 1997, respectively, for management services rendered. As of September 30, 1997, the Company had a receivable of approximately $142,145 from HDVIns.

     LINES OF CREDIT

     The Company has an agreement to provide Herb D. Vest a revolving line of credit in an amount not to exceed $2,000,000, collateralized by Mr. Vest's unrestricted Company Common Stock in an amount equal to the unadjusted current balance of the line of credit based on the stock's current ask price. The terms of the agreement require an annual payment to be made on November 30 of each year equal to one-seventh of the then outstanding principal plus accrued interest. The final payment of all outstanding principal and accrued interest shall be due and payable on or before November 30, 2001. Under the agreement, interest accrues on unpaid principal balances at an annual rate of 11%. At September 30, 1997, Mr. Vest had drawn $2,000,000 in principal against the line of credit. As of September 30, 1997, the Company had recorded $190,039 of accrued interest receivable on this line.

     The Company has an agreement to provide Barbara Vest a revolving line of credit in an amount not to exceed $700,000, collateralized by Ms. Vest's unrestricted Company Common Stock in an amount equal to the unadjusted current balance of the line of credit based on the stock's current ask price. The terms of the agreement require an annual payment to be made on November 30 of each year equal to one-seventh of the then outstanding principal plus accrued interest. The final payment of all outstanding principal and accrued interest shall be due and payable on or before November 30, 2001. Under the agreement, interest accrues on unpaid principal balances at an annual rate of 11%. At September 30, 1997, Ms. Vest had drawn $482,216 in principal against the line of credit. As of September 30, 1997, the Company had recorded $45,679 of accrued interest receivable on this line.

     SEVERANCE AGREEMENTS

     In December 1995, Lynn R. Niedermeier resigned as President of the Company. The Company agreed to pay her $16,600 per month until October 1, 1996.

                                 ANNUAL REPORT

     The Company's audited consolidated financial statements and notes thereto, including selected financial data and management's discussion and analysis of financial condition and results of operations for the fiscal year ended September 30, 1997, are included on pages 6 through 23 of the Company's 1997 Annual Report to Shareholders. Shareholders of record with shares in their name have been previously mailed an Annual Report. All other shareholders entitled to vote are receiving an Annual Report with this Proxy Statement. Additional copies of the Annual Report are available without charge upon request.


                SHAREHOLDERS' PROPOSALS FOR 1999 ANNUAL MEETING

     Any proposal of a shareholder intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 22, 1998.


                          METHOD OF PROXY SOLICITATION

     The entire cost of preparing, assembling, printing and mailing the Notice of Meeting, this Proxy Statement, the Proxy itself and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, Directors and other regular employees of the Company by telephone, telegraph or personal solicitation, and no additional compensation will be paid to such individuals. The Company will use the services of Corporate Investor Communications, Inc. to assist in obtaining shareholder addresses for proxy mailing. The Company will, if requested, reimburse banks, brokerage houses, and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their beneficial holders.

     By Order of the Board of Directors


     ----------------------------------
     Shannon A. Soefje
     Senior Vice President and Corporate Secretary


     Dated:  May 5, 1998

                                   P R O X Y

                                H.D. VEST, INC.
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
         COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 5, 1998

The undersigned hereby constitutes and appoints Herb D. Vest and Shannon A. Soefje, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of H.D. Vest, Inc. to be held at the Albuquerque Convention Center, 401 2nd Street, N.W., Albuquerque, NM on June 5, 1998 at 2:00 p.m., and at any adjournment thereof, on all matters coming before said meeting.

Election of Directors, Nominees:                 (change of address)

Herb D. Vest     Jerry M. Prater       ----------------------------------------



Barbara Vest     Phillip W. Mayer      ----------------------------------------



Jack B. Strong   Lynn R. Niedermeier   ----------------------------------------


Kenneth E. Reynolds                    ----------------------------------------
                                       (If you have written in the above
                                       space, please mark the corresponding
                                       box on the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARE UNLESS YOU SIGN AND RETURN THIS CARD.


                                  SEE REVERSE
                                      SIDE

--------------------------------------------------------------------------------

This Proxy, when properly executed, will be voted in the manner directed herein by the above named stockholder. If no direction is made, this Proxy will be voted FOR the Proposals.

1. Election           FOR     WITHHELD
   of
   Directors          [_]       [_]
   (see reverse)

 For, except vote withheld from the following nominee(s):

 --------------------------------------------

2. Approval of the accounting        FOR     AGAINST    ABSTAIN
   firm of Arthur Andersen LLP
   as independent auditors of        [_]       [_]        [_]
   the Company for 1998.



3. Other business -- In their
   discretion, the proxies
   are authorized to vote
   upon such other matters as
   may properly come before
   the meeting or any
   adjournment thereof.

Change of Address   [_]

Attend Meeting      [_]


SIGNATURE(S) ____________________________________________________________  DATE

SIGNATURE(S) ____________________________________________________________  DATE
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.